EXHIBIT 10.5

                     [PRIDE INTERNATIONAL, INC. LETTERHEAD]



VIA FACSIMILE (303/382-1275)                                     July 14, 1999

First Reserve Fund VIII, Limited Partnership
c/o First Reserve Corp.
1801 California Street
Denver, Colorado 80202

Attention: Thomas R. Denison

Gentlemen:

            This letter sets forth certain agreements relating to an amendment of the Securities Purchase Agreement between us dated as of May 5, 1999, as amended by that certain Letter Agreement between us dated June 4, 1999, that certain Letter Agreement between us dated June 18, 1999 and that certain Letter Agreement dated June 21, 1999 (as so amended, the "Purchase Agreement"), and the Closing of the transactions provided for therein. Capitalized terms used herein that are not otherwise defined shall have the respective meanings given them in the Purchase Agreement.

            1. The Second Closing shall be split into two separate closings. At the first of the two closings (the "Pride Closing"), the Company will deliver or cause a wholly owned subsidiary of the Company to deliver to the Purchaser (or to another member of the First Reserve Group designated by the Purchaser) a certificate or certificates evidencing 1,047,121 shares of Common Stock of the Company in consideration of the payment by the Purchaser (or such other member of the First Reserve Group) of $12.5 million in cash. The Pride Closing shall take place on July 14, 1999.

            At the second of the two closings (the "Amethyst Closing"), the Company will deliver or cause a wholly owned subsidiary of the Company to deliver to the Purchaser (or to another member of the First Reserve Group designated by the Purchaser) certificates evidencing the shares of Exchangeable Stock in consideration of a payment by Purchaser (or such other member of the First Reserve Group) of $12.5 million in cash. The Amethyst Closing shall take place on or before July 30, 1999.

            The Second Closing shall otherwise be in accordance with and subject to the provisions of Section 2.2 and Articles VI and VII of the Purchase Agreement. The Second Closing shall be deemed to be completed only upon the completion of the Amethyst Closing. In addition, for purposes of Article X of the Purchase Agreement, the Closing Date shall be deemed to be the date of the Amethyst Closing.

First Reserve Fund VIII, Limited Partnership
c/o First Reserve Corp.             -2-                       July 14, 1999


            2. Pursuant to that certain Letter Agreement dated June 18, 1999, the Company and the Purchaser agreed that the appointment of one designee of the Purchaser to the Board of Directors of the Company shall occur at the Second Closing. The Company and the Purchaser hereby agree that such appointment shall instead occur effective as of the Pride Closing.

            3. The Company and the Purchaser further agree that the Letter Agreement dated June 21, 1999 relating to the matters set forth in Article 2 of the Shareholders Agreement between us dated June 21, 1999 terminates effective immediately upon the completion of the Pride Closing.

            Except as expressly modified hereby, the Purchase Agreement is hereby ratified. This letter may be executed in counterparts, which together constitute a single agreement. This letter may be delivered by delivery of facsimile signature pages.

            If the foregoing is in accordance with the agreements and understandings between us, please so indicate by returning a signed counterpart of this letter.

                                    Very truly yours,

                                    PRIDE INTERNATIONAL, INC.


                                    By:/s/PAUL A. BRAGG
                                          Paul A. Bragg
                                          President and Chief Executive Officer

AGREED TO AND ACCEPTED
AS OF THIS 14TH DAY OF JULY 1999:

FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP

By:   First Reserve GP VIII, L.P.
      its General Partner

By:   First Reserve Corporation
      its General Partner

By:/s/THOMAS R. DENISON
      Thomas R. Denison
      Managing Director